Horizon Minerals Corp. OTCBB: HZNM

FOR IMMEDIATE RELEASE March 18, 2014

Horizon Minerals Corp. Announces the Entry into a Letter of Intent with Boomchat Inc.

Las Vegas, Nevada, March 18, 2014 - Horizon Minerals Corp., (the “Company”) (OTCBB: HZNM) announces that it has signed a Letter of Intent with Boomchat Inc. (the “Boomchat”). The proposed transaction will take the form of a share exchange, whereby the Company will acquire all issued and outstanding shares of Boomchat for 36,000,000 shares of the Common Stock of the Company.  In addition to the share exchange, the Company agreed to pay to Boomchat a total of $250,000 in three installments over the 60-day period from the date of the Definitive Agreement. Upon conclusion of the transaction, Boomchat will become a wholly owned subsidiary of the Company.

In addition, Robert Fedun, the Company’s sole executive officer and director, will resign as a director of the Company, and Robert Coleridge, will be appointed as Chief Executive Officer and as a director of the Company.

The entry into a Definitive Agreement will be conditional upon satisfactory results of the due diligence that both companies agreed to complete by March 30, 2014.

Boomchat Inc. is a private Nevada corporation that provides technology solutions to smartphone users world wide. Boomchat’s private image and video sharing solution is based on a newly developed scripting engine that can be deployed on multiple platforms, furthermore, it is written for secured cloud servers and can be deployed worldwide. The system will be available for download as an application that can be installed on majority of smartphones and will enable its users to share private media on demand and distribute it to controlled lists of recipients for pre-set time only.

Boomchat plans to launch its application initially in China and rest of Asia following by North and South Americas

About Horizon Minerals Corp.:

Horizon Minerals Corp. is a development stage corporation with no current operations. The Company was incorporated under the laws of the State of Delaware on May 11, 2011, with the intent to develop an anti-theft vehicle ignition system, for which the Company acquired certain patents and other intellectual property. On March 25, 2013, the Company changed its name from Safe Dynamics Corp. to Horizon Minerals Corp., with the intent to enter the gold and mineral mining industry.

On behalf of the Board of Directors, Robert Fedun, President and CEO

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that Horizon Minerals Corp. expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in Horizon Minerals Corp’s Quarterly and Annual Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of Horizon Minerals Corp’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Horizon Minerals Corp’s forward-looking statements. Except as required by law, Horizon Minerals Corp. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Horizon Minerals Corp. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

SOURCE Horizon Minerals Corp.

For further information about Horizon Minerals Corp. please contact Robert Fedun at 587-984-2321.